UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 31, 2006

SEQUENOM, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-29101	77-0365889
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3595 JOHN HOPKINS COURT

SAN DIEGO, CALIFORNIA 92121

(Address of Principal Executive Offices)

(858) 202-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Private Placement

On May 31, 2006, at the annual meeting of stockholders, the registrant’s stockholders approved a proposal by the registrant to sell an aggregate of up to 60,000,000 shares of common stock and warrants to purchase up to 36,000,000 shares of common stock (prior to giving effect to any reverse stock split) in a private placement (the “Private Placement”) for a total of $33 million (excluding any proceeds that might be received upon exercise of the warrants) or approximately $30 million, net of placement agent fees and expenses, pursuant to an Amended and Restated Securities Purchase Agreement (the “Purchase Agreement”) with ComVest Investment Partners II LLC (“ComVest”), LB I Group Inc. (“LBIG”), Pequot Private Equity Fund IV, L.P. (“Pequot”) and Siemens Venture Capital GmbH (“Siemens” and collectively with ComVest, LBIG and Pequot, the “Purchasers”). At the annual meeting of stockholders, the stockholders also approved amendments to the registrant’s certificate of incorporation to effect a reverse stock split of the registrant’s common stock pursuant to which any whole number of shares between two and six would be combined into one share and authorized the registrant’s board of directors to select and file one such amendment. On May 31, 2006, the registrant’s board selected the amendment to effect a 1-for-3 reverse stock split. The 1-for-3 reverse stock split was effected at 5:01 PM Eastern time on June 1, 2006.

On June 6, 2006, after giving effect to the reverse stock split, the registrant issued and sold to the Purchasers an aggregate of 19,999,998 shares of common stock and warrants to purchase up to 11,999,999 shares of common stock with an exercise price of $2.10 per share, in exchange for gross proceeds of $33 million. As required by the Purchase Agreement, on June 6, 2006, the registrant entered into a Registration Rights Agreement with the Purchasers, wherein the registrant agreed to register for resale the shares of common stock and the shares of common stock underlying the warrants issued to the Purchasers in the Private Placement. The registrant also entered into individual warrant agreements with each of the Purchasers to evidence the warrants issued to each Purchaser.

The foregoing descriptions of the Purchase Agreement and warrant agreements are qualified in their entirety by reference to such agreements or forms of such agreements, which are incorporated by reference as Exhibits 99.1 and 99.3 to this current report from the registrant’s current report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on April 3, 2006, and incorporated herein by reference. The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement which is filed as Exhibit 99.2 to this current report and incorporated herein by reference.

The voting results from the annual meeting of stockholders held on May 31, 2006 are included in Item 8.01 of this current report. A description of the amendments to the registrant’s certificate of incorporation and bylaws approved by the registrant’s stockholders at the annual meeting is included in Item 5.03 of this current report.

Amendment of Existing Indemnification Agreements

On June 6, 2006, the registrant entered into separate letter agreements with each of its current officers and directors who are parties to the registrant’s standard form of indemnification agreement to eliminate certain provisions in such officers’ and directors’ indemnification agreements obligating the registrant, under certain circumstances, to establish a letter of credit to secure the registrant’s obligations to indemnify and advance expenses to such officer or director. The foregoing description of the letter agreements is qualified in its entirety by reference to the form of letter agreement which is attached as Exhibit 99.4 to this current report and is incorporated herein by reference.

Indemnification Agreements

On June 1, 2006, the registrant entered into indemnification agreements with Clarke W. Neumann, Vice President and General Counsel, and Elizabeth Dragon, Senior Vice President, Research and Development. On June 6, 2006, the registrant entered into indemnification agreements with its newly elected directors, Larry E. Lenig, Jr. and Patrick Enright. The registrant’s new standard form of indemnification agreement for officers and directors is included as Exhibit 99.5 to this current report and is incorporated herein by reference.

2006 Equity Incentive Plan and Related Agreements

On May 31, 2006, at the registrant’s annual meeting of stockholders, the stockholders approved the 2006 Equity Incentive Plan (the “2006 Plan”), and the 2006 Plan became effective on that date. A description of the 2006 Equity Incentive Plan was included in the registrant’s definitive proxy statement on Schedule 14A filed with the Commission on April 24, 2006 and is incorporated herein by reference. A copy of the 2006 Plan is included as Exhibit 99.6 to this current report and is incorporated herein by reference. The forms of stock option agreement, stock option grant notice and exercise notice under the 2006 Plan are included as Exhibits 99.7, 99.8 and 99.9 to this current report and are incorporated herein by reference.

Amendment of 1999 Equity Incentive Plan

Effective upon approval by the stockholders of the 2006 Plan on May 31, 2006, the registrant will no longer grant equity awards under the registrant’s 1999 Equity Incentive Plan (the “1999 Plan”), and the provision in the 1999 Plan which automatically increased the number of shares of common stock available for issuance on an annual basis terminated.

Item 3.02	Unregistered Sales of Equity Securities.

The information with respect to the Private Placement required by this Item 3.02 is set forth in Item 1.01 of this current report and is incorporated herein by reference.

On June 6, 2006, the registrant issued to Oppenheimer & Co. Inc., in consideration of its services as placement agent for the Private Placement, a five-year warrant to purchase 866,666 shares of the registrant’s common stock at an exercise price of $2.52 per share.

The warrant issued to the placement agent is substantially identical to the form of warrant issued to the Purchasers, except that it has a term of five years and does not include weighted average antidilution price protection.

The securities issued pursuant to the Purchase Agreement and the warrant issued to the placement agent were issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by
Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder, as a transaction to accredited investors not involving a public offering.

Item 3.03	Material Modification to Rights of Security Holders.

(a)

On March 27, 2006, the registrant entered into an amendment of the Rights Agreement dated as of October 22, 2001 by and between the registrant and American Stock Transfer & Trust Company, which provides that the execution of the Purchase Agreement does not trigger any obligation to issue Right Certificates (as defined in the Rights Agreement) and that the Rights Agreement and all rights thereunder shall terminate immediately prior to the closing of the Private Placement. On June 6, 2006, the Rights Agreement and all rights thereunder terminated pursuant to such amendment to the Rights Agreement. The foregoing description of the amendment to the Rights Agreement is qualified in its entirety by reference to such amendment which is incorporated by reference as Exhibit 99.10 to this current report and incorporated herein by reference.

Additional information required by this Item 3.03 is set forth in Item 5.03 of this current report and incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

(a)

On June 6, 2006, in connection with the closing of the Private Placement, the registrant issued shares of its common stock and warrants to purchase shares of its common stock to the Purchasers as described in the chart below:

PURCHASER	COMMON SHARES	WARRANT SHARES	BENEFICIAL OWNERSHIP AS OF THE CLOSING OF THE PRIVATE PLACEMENT	PURCHASE PRICE
ComVest Investment Partners II LLC	6,363,636	3,818,181	27.3%	$10,500,000
LB I Group Inc.	4,545,454	2,727,272	20.1%	$7,500,000
Pequot Private Equity Fund IV, L.P.	6,666,666	4,000,000	28.5%	$11,000,000
Siemens Venture Capital GmbH	2,424,242	1,454,546	11.1%	$4,000,000

Total	19,999,998	11,999,999	70.4%	$33,000,000

The beneficial ownership percentages presented above have been determined in accordance with SEC Rule 13d-3 based on the number of shares of common stock outstanding on June 2, 2006 (after giving effect to the 1-for-3 reverse stock split effected on June 1, 2006) and in each case assumes that each Purchaser has exercised its warrant in full.

ComVest reported in its Schedule 13D filed with the Commission on April 17, 2006 that the funds for its purchase of the securities under the Purchase Agreement would be obtained from existing capital funds of ComVest. Pequot reported in its Schedule 13D filed with the Commission on April 5, 2006 that the funds for the purchase of its securities held would be obtained from the contributions of the partners/shareholders of certain managed accounts over which Pequot exercises discretionary authority. LBIG has advised the registrant that the funds for the purchase of its securities would be obtained from existing funds of LBIG. Siemens has advised the registrant that the funds for the purchase of its securities would be obtained from working capital of its affiliate, Siemens AG.

The Purchase Agreement contains the requirement that the registrant cause: (i) Larry Lenig or another individual designated by ComVest, Patrick Enright or another individual designated by Pequot and a third individual mutually agreeable to ComVest and Pequot to be elected to the registrant’s Board of Directors prior to the closing of the Private Placement; and (ii) each of the three designees of the Purchasers to be appointed to a different committee of the Board of Directors, so that there is one designee on each of the audit committee, compensation committee and nominating and corporate governance committee. The Purchase Agreement provides that each Purchaser holding 10% or more of the registrant’s then outstanding common stock shall have the right to nominate one director for election to the registrant’s Board of Directors, subject to compliance with relevant Nasdaq rules and regulations and subject to the approval of such nominees by the nominating and corporate governance committee of the registrant’s Board of Directors. Upon such nominations, the registrant would be obligated to use commercially reasonable efforts to place such nominees on the slate of directors presented to its stockholders at each meeting at which directors are elected.

Under the Purchase Agreement, the registrant agreed to use its commercially reasonable efforts to call a special meeting of the stockholders to be held within 60 days of the closing of the Private Placement to solicit stockholder approval of amendments to the Bylaws to (i) remove the supermajority voting provisions that require that certain matters be approved by 66  2/3% of the directors or the holders of 66  2/3% of the voting power of all outstanding shares of common stock, (ii) permit stockholders holding a majority of the outstanding shares to call special meetings of stockholders and (iii) permit stockholder actions by written consent and remove the requirement that stockholders may only take action at an annual or special meeting of stockholders.

Even without exercising any of the warrants, the Purchasers hold the requisite percentage of the registrant’s outstanding shares so as to permit them, if they chose to act in concert, to take actions requiring stockholder approval, including the election of directors, without obtaining the approval of the registrant’s other stockholders.

The Purchasers also hold, if they chose to act in concert, nearly all of the shares needed to approve the amendments to the Bylaws removing the supermajority voting provisions, permitting stockholders holding a majority of the outstanding shares to call special meetings of stockholders, and permitting stockholder actions by written consent.

Under the Purchase Agreement, until such time as the Bylaws have been amended to permit stockholders holding a majority of the outstanding shares to call special meetings of stockholders, the two directors nominated by the Purchasers may request that the registrant call a special meeting to be held within 60 days after the date of such request for the purpose of taking any of the actions set forth above or any other action that is proposed in good faith by at least three directors for a legitimate corporate purpose. At any such special meeting, if the Purchasers chose to act in concert, they would be able to take actions requiring stockholder approval without obtaining the approval of the registrant’s other stockholders.

The foregoing descriptions of certain provisions of the Purchase Agreement are qualified in their entirety by reference to the Purchase Agreement which is incorporated by reference as Exhibit 99.1 to this current report and incorporated herein by reference.

(b)

The information required by this Item 5.01 (b) is set forth in Item 5.01 (a) of this current report and is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)

Effective June 6, 2006, the registrant’s Board of Directors elected Larry E. Lenig, Jr. to serve as a director and appointed him to the Nominating and Corporate Governance Committee, and elected Patrick G. Enright to serve as a director and appointed him to the Compensation Committee. Their terms will run until the annual meeting of stockholders in 2007. Mr. Lenig is affiliated with ComVest and Mr. Enright is affiliated with Pequot.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 31, 2006, at the annual meeting of stockholders, the registrant’s stockholders approved proposals to amend the registrant’s Certificate of Incorporation to (i) increase the authorized number of shares of registrant’s common stock from 75,000,000 shares to 185,000,000 shares, (ii) effect a reverse stock split of its common stock and (iii) declassify the registrant’s Board of Directors effective and contingent upon the closing of the Private Placement. In connection with the declassification of the Board of Directors, the stockholders also approved a proposal to amend the registrant’s bylaws.

Amendments to Certificate of Incorporation

Amendment to increase authorized shares of common stock. On May 31, 2006, the registrant filed an amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware increasing the authorized number of shares of registrant’s common stock to 185,000,000. This amendment is included in the Restated Certificate of Incorporation filed as Exhibit 3.2 to this current report.

Amendment to effect reverse stock split. On May 31, 2006, the Board fixed the ratio of the reverse stock split at 1-for-3 and authorized the registrant to file an amendment to the registrant’s Certificate of Incorporation to effect the reverse split of all issued and outstanding shares of the registrant’s common stock, to become effective as of 5:01 p.m. Eastern time on June 1, 2006 (the “Effective Time”). A copy of the form of amendment to the registrant’s Certificate of Incorporation to effect the 1-for-3 reverse stock split is appended to the registrant’s definitive proxy statement on Schedule 14A filed with the Commission on April 24, 2006, and is incorporated herein by reference.

On June 1, 2006, the registrant filed an amendment to its Certificate of Incorporation effecting a 1-for-3 reverse stock split as of the Effective Time. The registrant’s common stock began trading on the Nasdaq National Market on a reverse split basis as of the opening of trading on June 2, 2006. For a period of 20 trading days, shares of the registrant’s common stock will trade under the ticker symbol “SQNMD.” Trading will resume under the ticker

“SQNM” at the open of the market on June 30, 2006. The reverse split reduced, as of the Effective Time, the registrant’s total number of outstanding shares of common stock from approximately 40,249,748 shares to approximately 13,416,582 shares, subject to adjustment for fractional shares. The reverse split did not change the number of authorized shares of the registrant’s common stock or the par value of the registrant’s common stock.

Fractional shares will not be issued as a result of the reverse split, and cash will be paid in lieu of fractional shares. The registrant has instructed its transfer agent, American Stock Transfer and Trust Company, to act as exchange agent for the purpose of implementing the exchange of stock certificates in connection with the reverse split and to deliver to stockholders cash in lieu of fractional shares as a result of the reverse split.

The shares to be issued as a result of the reverse split will bear a new CUSIP number: 817337 40 5. A copy of a specimen common stock certificate for the post-reverse split shares is attached as Exhibit 4.1 hereto.

Amendment to declassify Board of Directors. On June 6, 2006, the registrant filed an amendment that was effective upon filing to its Certificate of Incorporation amending Article VI to remove the classification of directors. This amendment is included in the Restated Certificate of Incorporation filed as Exhibit 3.2 to this current report.

Certificate of Elimination of Certificate of Designation of Series A Junior Participating Preferred Stock. Because the registrant’s Rights Agreement dated as of October 22, 2001 terminated by its terms immediately prior to the closing of the Private Placement, on June 6, 2006, the registrant filed a Certificate of Elimination of the Certificate of Designation of Series A Junior Participating Preferred Stock with the Secretary of State of the State of Delaware. A copy of this Certificate of Elimination is included as Exhibit 3.1 to this current report and is incorporated herein by reference.

Restated Certificate of Incorporation. On June 6, 2006, the registrant filed a Restated Certificate of Incorporation with the Secretary of State for the State of Delaware, which combines the Certificate of Incorporation and all amendments into one document. A copy of the Restated certificate of Incorporation is filed as Exhibit 3.2 to this current report and is incorporated herein by reference.

Amendment of Bylaws

The amendment of Section 1 of Article III of the registrant’s Bylaws to declassify the Board of Directors was approved by the stockholders on May 31, 2006 and became effective upon the closing of the Private Placement on June 6, 2006. A copy of the registrant’s complete Bylaws, as amended, is filed as Exhibit 3.3 hereto.

Item 8.01	Other Events.

The registrant held its annual meeting of stockholders on May 31, 2006. Out of 40,249,736 shares of common stock entitled to vote at such annual meeting, 32,407,909 shares were present in person or represented by proxy. At the annual meeting, the stockholders of the registrant approved the following proposals:

•	Proposal 1. The election of Charles R. Cantor, Ph.D. and Ronald M. Linsday, Ph.D. as directors of the registrant to hold office for a term expiring at the 2007 annual meeting of stockholders. The vote for the nominated directors was as follows: Charles R. Cantor, Ph.D., 29,728,433 votes were cast for and 2,679,476 votes were withheld; Ronald Linsday, Ph.D., 29,182,131 votes were cast for and 3,225,778 votes were withheld.

•	Proposal 2. The approval of the Private Placement. The vote for Proposal 2 was as follows: 21,108,684 votes were cast for approval, 2,717,975 votes were cast against, 236,438 votes abstained and there were 8,339,933 broker non-votes.

•	Proposal 3. The approval of an amendment to the registrant’s Certificate of Incorporation to increase the authorized number of shares of common stock to 185,000,000 shares. The vote for Proposal 3 was as follows: 20,944,869 votes were cast for approval, 2,902,511 votes were cast against, 215,717 votes abstained and there were 8,339,933 broker non-votes.

•	Proposal 4. The approval of amendments to the registrant’s Certificate of Incorporation and Bylaws to declassify the registrant’s Board of Directors (contingent and effective upon the closing of the Private Placement). The vote for Proposal 4 was as follows: 30,850,534 votes were cast for approval, 1,266,287 votes were cast against, 291,088 votes abstained and there were no broker non-votes.

•	Proposal 5. The approval of amendments to the registrant’s Certificate of Incorporation to effect a reverse stock split of the registrant’s common stock pursuant to which any whole number of outstanding shares between two and six would be combined into one share of common stock, and the authorization of the Board of Directors to select and file one such amendment. The vote for Proposal 5 was as follows: 30,971,802 votes were cast for approval, 1,246,124 votes were cast against, 189,982 votes abstained and there were no broker non-votes.

•	Proposal 7. The approval of the registrant’s 2006 Equity Incentive Plan. The vote for Proposal 7 was as follows: 19,664,353 votes were cast for approval, 4,002,959 votes were cast against, 395,785 votes abstained and there were 8,339,933 broker non-votes.

•	Proposal 8. The stockholders ratified the appointment of Ernst & Young LLP as the independent registered public accounting firm of the registrant for the fiscal year ending December 31, 2006. The vote for Proposal 8 was as follows: 31,740,942 votes were cast for approval, 349,213 votes were cast against, 317,753 votes abstained and there were no broker non-votes.

Proposal 6, the proposal to approve an amendment of the registrant’s Certificate of Incorporation to remove Article XI and the amendment and restatement of the registrant’s Bylaws, was not approved by the requisite supermajority vote of the registrant’s stockholders. The vote for Proposal 6 was as follows: 22,334,119 votes were cast for approval, 1,218,800 votes were cast against, 509,878 votes abstained and there were 8,339,933 broker non-votes.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
3.1	Certificate of Elimination of the Certificate of Designation of Series A Junior Participating Preferred Stock.

3.2	Restated Certificate of Incorporation of the registrant.

3.3	Restated Bylaws, as amended, of the registrant.

4.1	Specimen Common Stock Certificate of the registrant.

99.1	Amended and Restated Securities Purchase Agreement, dated as of March 30, 2006, by and among the registrant., ComVest Investment Partners II LLC, LB I Group Inc., Pequot Private Equity Fund IV, L.P. and Siemens Venture Capital GmbH. (1)

99.2	Registration Rights Agreement dated as of June 6, 2006, by and among the registrant, ComVest Investment Partners II LLC, LB I Group Inc. and Pequot Private Equity Fund IV, L.P. and Siemens Venture Capital GmbH.

99.3	Form of Warrant issued under Amended and Restated Securities Purchase Agreement dated as of March 30, 2006. (1)

99.4	Form of Letter Agreement between the registrant and its officers and directors.

99.5	Form of Indemnification Agreement between the registrant and its officers and directors.

99.6	2006 Equity Incentive Plan.

99.7	Form of stock option agreement under 2006 Equity Incentive Plan.

99.8	Form of stock option grant notice under 2006 Equity Incentive Plan.

99.9	Form of exercise notice under 2006 Equity Incentive Plan.

99.10	Amendment to Rights Agreement, dated March 27, 2006, by and between the registrant and American Stock Transfer & Trust Company. (2)

(1)	Incorporated by reference to the registrant’s current report on Form 8-K filed with the Commission on April 3, 2006.

(2)	Incorporated by reference to the registrant’s current report on Form 8-K filed with the Commission on March 28, 2006.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 6, 2006	SEQUENOM, INC.

	By:	/s/ John Sharp
John Sharp
Vice President, Finance and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Certificate of Elimination of the Certificate of Designation of Series A Junior Participating Preferred Stock.

3.2	Restated Certificate of Incorporation of the registrant.

3.3	Restated Bylaws, as amended, of the registrant.

4.1	Specimen Common Stock Certificate of the registrant.

99.1	Amended and Restated Securities Purchase Agreement, dated as of March 30, 2006, by and among the registrant., ComVest Investment Partners II LLC, LB I Group Inc., Pequot Private Equity Fund IV, L.P. and Siemens Venture Capital GmbH. (1)

99.2	Registration Rights Agreement dated as of June 6, 2006, by and among the registrant, ComVest Investment Partners II LLC, LB I Group Inc. and Pequot Private Equity Fund IV, L.P. and Siemens Venture Capital GmbH.

99.3	Form of Warrant issued under Amended and Restated Securities Purchase Agreement dated as of March 30, 2006. (1)

99.4	Form of Letter Agreement between the registrant and its officers and directors.

99.5	Form of Indemnification Agreement between the registrant and its officers and directors.

99.6	2006 Equity Incentive Plan.

99.7	Form of stock option agreement under 2006 Equity Incentive Plan.

99.8	Form of stock option grant notice under 2006 Equity Incentive Plan.

99.9	Form of exercise notice under 2006 Equity Incentive Plan.

99.10	Amendment to Rights Agreement, dated March 27, 2006, by and between the registrant and American Stock Transfer & Trust Company. (2)

(1)	Incorporated by reference to the registrant’s current report on Form 8-K filed with the Commission on April 3, 2006.

(2)	Incorporated by reference to the registrant’s current report on Form 8-K filed with the Commission on March 28, 2006.